Exhibit 10.1

WAIVER

January 20, 2021

This Waiver (this “Waiver”) is made and entered into as of January 20, 2021, by and among Cerevel Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned investors (the “Investors”).

Reference is hereby made to that certain Amended and Restated Registration and Shareholder Rights Agreement (the “Agreement”), dated as of October 27, 2020, by and among the Company and the investors party thereto. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to Sections 4.1.1 of the Agreement, the only individuals entitled to be nominated by the Board to be elected or appointed as Directors shall be as set forth therein, which, subject to the terms and conditions therein, shall be four Bain Directors, two Pfizer Directors, two Outside Directors, and the person serving as chief executive officer of the Company as of any given time;

WHEREAS, pursuant to Section 4.1.2 of the Agreement, the Board shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of up to four (4) Directors, Class II consisting of up to three (3) Directors and Class III consisting of three (3) Directors;

WHEREAS, the Board proposes to appoint Deborah Baron to serve as a Class II Director on the Board and a Pfizer Director and Deval Patrick to serve as a Class III Director on the Board, which shall result in (a) the Board being comprised of eleven (11) Directors and (b) Class I consisting of three (3) Directors, Class II consisting of four (4) Directors and Class III consisting of four (4) Directors (the appointment of Deborah Baron and Deval Patrick pursuant to clauses (a) and (b) together, the “Appointment”); and

WHEREAS, pursuant to Section 5.6 of the Agreement, the Agreement may be amended, modified or extended, and the provisions thereof may be waived, only by an agreement in writing signed by the Company and the Majority Sponsor Investors, and each such amendment, modification, extension or waiver shall be binding upon each party thereto.

NOW, THEREFORE, in consideration of the foregoing, the Company and the undersigned Investors hereby acknowledge and agree as follows:

1.    The undersigned Investors, together comprising the Majority Sponsor Investors, hereby irrevocably waive, on behalf of themselves and each other party to the Agreement, Sections 4.1.1 and 4.1.2 of the Agreement solely to the extent necessary to expand the size of the Board to eleven (11) Directors and change the number of Directors in each class of the Board, in each case for purposes of permitting the Appointment; provided, however, the waiver provided in this Section 1 is effective only as to the foregoing and in no way affects or impairs any other rights of the parties under the Agreement.

2.    Except as expressly amended, modified, supplemented or waived hereby, the provisions of the Agreement are and will remain in full force and effect.

3.    This Waiver may be executed in any number of counterparts, each of which shall constitute one agreement binding on all the parties to the Agreement.

4.    This Waiver shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, exclusive of its choice of laws and conflicts of laws rules.

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IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

CEREVEL THERAPEUTICS HOLDINGS, INC.

By:	/s/ N. Anthony Coles
Name:	N. Anthony Coles
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

BC PERCEPTION HOLDINGS, LP

By:	BCPE Perception GP, LLC, its general partner

By:	/s/ Chris Gordon
Name:	Chris Gordon
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

PFIZER INC.

By:	/s/ Deborah Baron
Name:	Deborah Baron
Title:	SVP Worldwide Business Development